United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2004

(Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

900 Golden Gate Terrace, Suite A Grass Valley, California		95945
(Address of principal executive offices)		(Zip Code)

(530) 271-5557

(Registrant’s telephone number, including area code)

DayStar Technologies, Inc.

Form 8-K

June 21, 2004

Item 5. Other Events and Regulation FD Disclosure.

On June 21, 2004, DayStar Technologies, Inc. publicly disclosed in a press release the relocation of its corporate headquarters and manufacturing facilities, as well as the award of a package of economic incentives valued at up to $11,136,000. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is being filed herewith:

99.1	Press Release, dated June 21, 2004, of DayStar Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephen A. Aanderud
Stephen A. Aanderud
Chief Financial Officer

Dated: July 1, 2004

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated June 21, 2004 of DayStar Technologies, Inc.